Exhibit 99.1

Franklin Financial Network Reports 2019 Third Quarter Results

Strategic Balance Sheet Actions Continue to Unlock Value of Core Bank

Net Interest Margin 2.98%, 14 Basis Points Expansion from Previous Quarter

Earnings per Diluted Common Share of $0.75

Announced Dividend Increase of 50% to $0.06 per Common Share

FRANKLIN, Tennessee, October 23, 2019 (BUSINESS WIRE) -- Franklin Financial Network, Inc. (the "Company") (NYSE: FSB), parent company of Franklin Synergy Bank, reported net income of $11.3 million, or $0.75 per diluted common share, for the quarter-ended September 30, 2019, compared to $10.5 million, or $0.70 per diluted common share, for the quarter-ended September 30, 2018.

Pre-tax pre-provision profit was $14.4 million, representing an annualized increase of 46.8% from the second quarter of 2019 and a 22.9% increase from the third quarter of 2018. Core net income for the quarter-ended September 30, 2019 was $10.9 million, or $0.72 per diluted common share, compared to $10.5 million, or $0.70 per diluted common share, for the quarter-ended September 30, 2018.

Chief Executive Officer, J. Myers Jones, III, stated, "Our Company’s strength continues to be our team, from our originators, to our front-line branch folks and our support group, and I could not be more proud of the attitude and excellence they show each and every day. Their efforts drive the execution of our strategic balance sheet actions that continue to unlock our core Bank’s value, demonstrated this quarter by our improved financial performance and focused deleveraging of non-core assets and liabilities.”

Jones continued, “Accordingly, our focus on enhancing the strength of our core balance sheet drove an $87 million reduction in our Shared National Credit (SNC) portfolio, which now stands near 5% of loans held for investment (HFI). Similarly, brokered deposit balances decreased by $109 million and retail deposits increased by $226 million during the quarter. We remain completely focused on core customer deposit and loan initiatives and are highly engaged in the execution of our strategic plan, with particular emphasis on balancing profitability and growth.”

Key Highlights and Recent Developments

•	Net interest margin (tax-equivalent basis) improved to 2.98%, an expansion of 14 basis points from last quarter and 28 basis points year-over-year
•	SNC reduction of $86.7 million to $144.5 million, or 5.2% of loans HFI, which stands at the lowest concentration of loans HFI since the second quarter of 2018
•

Continued optimization and deleveraging of non-core balance sheet with $221.7 million securities reduction to 16.0% of total assets; securities have been reduced by $707.4 million since September 30, 2018 when securities represented 31.7% of total assets

•	Retail & other deposit growth of $225.8 million, or 58.5% annualized and 14.5% year-over-year; reduction of $109.7 million in brokered deposits, or 33.6% year-over-year
•	Tangible book value per share of $26.61, up 15.5% annualized and 14.8% year-over-year

Performance Summary

	Reported GAAP Results			Non-GAAP "Core" Results(1)
(dollars in thousands, except share data and %)	3Q 2019	2Q 2019	3Q 2018	3Q 2019	2Q 2019	3Q 2018
Net Interest Income	$28,262	$27,365	$26,562	$28,262	$27,365	$26,562
Net Interest Margin (FTE)(2)	2.98%	2.84%	2.70%	2.98%	2.84%	2.70%
Provision for Loan Losses	$1,000	$7,031	$136	$1,000	$7,031	$136
Net Charge-offs / Average Loans	0.27%	1.04%	0.00%	0.27%	1.04%	0.00%
Noninterest Income	$4,793	$4,923	$3,442	$5,065	$4,923	$3,442
Noninterest Expense	$18,614	$19,370	$18,251	$19,371	$19,370	$18,251
Efficiency Ratio	56.3%	60.0%	60.8%	58.1%	60.0%	60.8%
Pre-tax Income	$13,441	$5,887	$11,617	$12,956	$5,887	$11,617
Net Income available to common shareholders	$11,324	$5,173	$10,549	$10,926	$5,173	$10,549
Pre-tax pre-provision profit	$14,441	$12,918	$11,753	$13,956	$12,918	$11,753

Diluted EPS	$0.75	$0.34	$0.70	$0.72	$0.34	$0.70
Effective Tax Rate	15.8%	12.0%	9.2%	15.7%	12.0%	9.2%
Weighted Average Diluted Shares	14,991,363	14,894,140	14,903,751	14,991,363	14,894,140	14,903,751
Actual Shares Outstanding	14,636,484	14,628,287	14,525,351	14,636,484	14,628,287	14,525,351
Return on Average:
Assets	1.12%	0.51%	1.01%	1.08%	0.51%	1.01%
Equity	11.3%	5.3%	11.9%	10.9%	5.3%	11.9%
Tangible Common Equity	11.8%	5.6%	12.6%	11.4%	5.6%	12.6%

(1)

Non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items. Excludes 3Q’19 nonrecurring Federal Deposit Insurance Corporation (FDIC) assessment credit of $757, gain on sales of securities of $1,493, and loss on sales of loans of $1,765. See "GAAP reconciliation and use of non-GAAP financial measures" below for a discussion and reconciliation of non-GAAP financial measures.

(2)	Interest income and rates include the effects of tax-equivalent adjustments to adjust tax-exempt interest income on tax-exempt loans and investment securities to a fully taxable basis (FTE).

Continued Focus on Reducing Non-Core Assets and Liabilities

Driven by the expected reduction in SNCs and anticipated construction loan paydowns, loans HFI decreased $84.2 million from the second quarter of 2019, or 11.6% annualized, and increased $246.1 million year-over-year, or 9.7%. Non-SNC-related loan growth was $2.5 million, or 0.4% annualized from the second quarter of 2019.

Total deposits decreased by $84.7 million, or 10.7% annualized from the second quarter of 2019 and by $309.6 million, or 9.2% from the third quarter of 2018, reflecting a deliberate reduction in non-core deposits as a part of the Company's continued balance sheet optimization. As a part of this effort, brokered deposits decreased $109.7 million from the second quarter of 2019, an annualized decline of 62.3%, and reciprocal deposits decreased by $70.1 million, to $366.4 million, or 63.8% annualized, while during the same time period, retail and other deposits grew $225.8 million, or 58.5% annualized and 14.5% year-over-year.

Largely as a result of the deliberate reduction in non-core funding and securities, net interest income increased to $28.3 million for the third quarter of 2019, or 13.0% annualized, compared to the second quarter of 2019, and increased $1.7 million compared to the third quarter of 2018, representing a 6.4% year-over-year increase.

Executive Vice President and Chief Financial Officer, Christopher J. Black stated, "While these strategic shifts in our operating model will take time to fully reflect themselves in our core profitability metrics, our organizational realignment and funding-driven profitability processes are producing positive results in these early stages. We are pleased with the positive impact to both net interest income and net interest margin demonstrated this quarter, which was driven by the reduction in non-core assets and liabilities, as well as positive loan and deposit pricing dynamics.”

Balance Sheet Deleverage Strategy Drives Margin Expansion; SNC Portfolio Reduction Continues

Net interest margin (tax-equivalent basis) was 2.98% for the three months ended September 30, 2019, a 14 basis point increase quarter-over-quarter, and a 28 basis point increase year-over-year, primarily driven by balance sheet rotation and optimization strategies that have focused on the reduction in non-core assets and liabilities.

The Company reduced its SNC loan portfolio by $86.7 million in the third quarter of 2019, to $144.5 million. This reduction in the SNC portfolio represents an 11.1% year-over-year decrease and is the lowest SNC balance held by the Company during the last five quarters, representing 5.2% of loans HFI, which is almost half of the Company’s concentration of 9.3% of loans HFI at the peak of the SNC portfolio at December 31, 2018.

Illustrating further progress, the Company has reduced its securities portfolio by a total of $539.9 million through the first nine months of 2019. This has been accomplished through a combination of rotating lower-yielding securities into higher-yielding assets and selling lower-yielding securities that had been funded by non-core liabilities. As a result of this effort to reduce reliance upon non-core funding sources, securities represent 16.0% of total assets at September 30, 2019, down from 31.7% at September 30, 2018. As the Company has effectively rotated and optimized its balance sheet, loans HFI increased to 91.3% of total deposits at September 30, 2019, up from 77.7% and 75.6% at December 31, 2018, and September 30, 2018, respectively.

Black stated, “The inversion of the yield curve provided us with the opportunity to further deleverage the balance sheet of non-core assets and liabilities. This was done through an additional reduction of the securities portfolio and the concurrent decision to continue to shrink various components of non-core funding. Despite inherent market-driven margin pressure in this yield curve environment, our deleveraging strategy was a key driver in this quarter’s net interest margin expansion.”

Black continued, “Reflective of our focus on growing deeper core customer relationships, we were able to reduce our SNC portfolio to 5.2% of loans HFI, with expectations for further reductions in the coming quarters.”

Core Noninterest Income Increases

Total noninterest income was $4.8 million, $4.9 million for the third and second quarters of 2019, respectively, and $3.4 million for the third quarter of 2018. After non-core adjustments, core noninterest income was $5.1 million for the third quarter of 2019, an increase of 11.4% annualized from the second quarter of 2019, or 47.2% on a year-over-year basis.

Core Noninterest Expenses Held In Check

Noninterest expense was $18.6 million and $19.4 million during the third and second quarters of 2019, respectively. When adjusted for a nonrecurring FDIC assessment credit during the third quarter of 2019, core noninterest expense was $19.4 million, a 6.1% year-over-year increase when compared to the third quarter of 2018 expense of $18.3 million.

Asset Quality

As disclosed previously, the Company had allocated a specific reserve for a single SNC relationship in the amount of approximately $2.2 million, which then represented the total remaining relationship balance. During the third quarter of 2019, the Company determined that, excluding a principal repayment of approximately $500 thousand, the balance of this relationship should be charged-off, resulting in the recognition of a charge-off of approximately $1.7 million. Given that the specific reserve had been established during the second quarter of 2019, there is no further potential negative financial impact related to this relationship.

The allowance for loan and lease losses (ALLL) was $26.5 million at September 30, 2019, representing an increase of $3.0 million from $23.5 million at December 31, 2018, resulting from an uptick in, and developments relating to, our classified assets. The allowance for loan and lease losses equates to 0.95% of total loans HFI at September 30, 2019. The Company reported no bank-owned real estate (OREO) at September 30, 2019.

As of September 30, 2019, the Company’s total non-performing assets (NPA) were 0.08% of assets, or $3.1 million, a decrease of approximately $2.6 million from December 31, 2018. The NPA/ALLL coverage ratio was 852% at September 30, 2019, more than double the 415% coverage present at December 31, 2018. Classified Assets were $49.4 million at September 30, 2019, representing 1.77% of loans HFI, up from 1.45% of loans HFI at December 31, 2018.

Strong Capital to Support Future Growth and Expansion

The ratio of tangible common equity to tangible assets was 10.2% at September 30, 2019, compared with 9.2% and 8.1% at June 30, 2019, and September 30, 2018, respectively. The Company's tangible book value per share increased to $26.61, which represents a 15.5% annualized quarterly increase and 14.8% year-over-year growth.

Black commented, “As we continue to strengthen our balance sheet, our tangible book value growth clearly demonstrates one of our Company’s strengths that has been consistent throughout our time as a public company. Given our strong capital position, we expect to continue to return capital to shareholders through repurchases, along with a newly-authorized 50% increase in our established quarterly dividend to $0.06 per share.”

Summary

Jones concluded, “As we move towards the end of 2019, I am happy with the progress that we have made thus far in the execution of our balance sheet optimization and strategic plan. Our team remains optimistic about the future and the tremendous opportunities we have to grow and enhance our relationships with our customers, community, teammates and shareholders. We remain committed to our core values of integrity, accountability, excellence and reliability. Underlying our quarterly financial results is a strong foundation that we firmly believe has our Company well-positioned for the future, which we are confident will be guided by our strong, unified leadership team."

WEBCAST AND CONFERENCE CALL INFORMATION

The live broadcast of the Company's earnings webcast and conference call will begin at 8:00 a.m. CDT on Thursday, October 24, 2019, and the presentation and conference call will be broadcast live over the Internet at http://www.snl.com/IRW/CorporateProfile/4185772. This Earnings Release and the Earnings Presentation will be available for twelve months, and are also included on a Form 8-K that the Company furnished to the U.S. Securities and Exchange Commission (SEC) on October 23, 2019. To access the call for audio only, please call 1-844-378-6480 which will be available for 90 days.

ABOUT THE COMPANY

Franklin Financial Network, Inc. (NYSE: FSB) is a financial holding company headquartered in Franklin, Tennessee. The Company's wholly owned bank subsidiary, Franklin Synergy Bank, a Tennessee-chartered commercial bank founded in November 2007 and a member of the Federal Reserve System, provides a full range of banking and related financial services with a focus on service to small businesses, corporate entities, local governments and individuals. With consolidated total assets of $3.8 billion at September 30, 2019, the Bank currently operates through 15 branches in the growing Williamson, Rutherford and Davidson Counties, all within the Nashville metropolitan statistical area. Additional information about the Company, which is included in the NYSE Financial-100 Index, the FTSE Russell 2000 Index and the S&P SmallCap 600 Index, is available at www.FranklinSynergyBank.com

Investor Relations Contact:

Chris Black

EVP, Chief Financial Officer

(615) 721-6096

chris.black@franklinsynergy.com

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This Earnings Release contains forward-looking statements regarding, among other things, our anticipated financial and operating results and our plans regarding future share repurchases, payment of quarterly dividends, and reduction in our SNC portfolio. The Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our management's current assumptions, beliefs, and expectations. Words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "objective," "should," "hope," "pursue," "seek," and similar expressions are intended to identify forward-looking statements. While we believe that the expectations reflected in our forward-looking statements are reasonable, we can give no assurance that such expectations will prove correct. Forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from the future results, performance, or achievements expressed in or implied by any forward-looking statement we make. Some of the relevant risks and uncertainties that could cause our actual performance to differ materially from the forward-looking statements contained in this Earnings Release are discussed below and under the heading "Risk Factors" and elsewhere in our Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") on March 19, 2019. We caution readers that these discussions of important risks and uncertainties are not exclusive, and our business may be subject to other risks and uncertainties which are not detailed there. Readers are cautioned not to place undue reliance on our forward-looking statements. We make forward-looking statements as of the date on which this Earnings Release is filed with the SEC, and we assume no obligation to update the forward-looking statements after the date hereof whether as a result of new information or events, changed circumstances, or otherwise, except as required by law.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following:

•	business and economic conditions nationally, regionally and in our target markets, particularly in Middle Tennessee and the geographic areas in which we operate;
•	the concentration of our loan portfolio in real estate loans and changes in the prices, values and sales volumes of commercial and residential real estate;
•	the concentration of our business within our geographic areas of operation in Middle Tennessee;
•	credit and lending risks associated with our commercial real estate, residential real estate, commercial and industrial, and construction and land development portfolios;
•	increased competition in the banking and mortgage banking industry, nationally, regionally and locally;
•	our ability to execute our business strategy to achieve profitable growth;
•	the dependence of our operating model on our ability to attract and retain experienced and talented bankers in each of our markets;
•	risks that our cost of funding could increase, in the event we are unable to continue to attract stable, low-cost deposits and reduce our cost of deposits;
•	our ability to increase our operating efficiency;
•	failure to keep pace with technological change or difficulties when implementing new technologies;
•	risks related to our acquisition, disposition, growth and other strategic opportunities and initiatives;
•	negative impact on our mortgage banking services, including declines in our mortgage originations or profitability due to rising interest rates and increased competition and regulation;

•	our ability to attract and maintain business banking relationships with well-qualified businesses, real estate developers and investors with proven track records in our market areas;
•	our ability to attract sufficient loans that meet prudent credit standards, including in our commercial and industrial and commercial real estate loan categories;
•	failure to maintain adequate liquidity and regulatory capital and comply with evolving federal and state banking regulations;
•	inability of our risk management framework to effectively mitigate credit risk, interest rate risk, liquidity risk, price risk, compliance risk, operational risk, strategic risk and reputational risk;
•	failure to develop new, and grow our existing, streams of noninterest income;
•	our ability to maintain expenses in line with our current projections;
•	our dependence on our management team and our ability to motivate and retain our management team;
•	risks related to management transition;
•	risks related to any future acquisitions, including failure to realize anticipated benefits from future acquisitions;
•	inability to find acquisition candidates that will be accretive to our financial condition and results of operations;
•	system failures, data security breaches (including as a result of cyber-attacks), or failures to prevent breaches of our network security;
•	data processing system failures and errors;
•	fraudulent and negligent acts by individuals and entities that are beyond our control;
•	fluctuations in market value and its impact on the securities held in our securities portfolio;
•	the adequacy of our reserves (including allowance for loan losses) and the appropriateness of our methodology for calculating such reserves;
•	the makeup of our asset mix and investments;
•	our focus on small and mid-sized businesses;
•	an inability to raise necessary capital to fund our growth strategy or operations, or to meet increased minimum regulatory capital levels;
•	the sufficiency of our capital, including sources of such capital and the extent to which capital may be used or required;
•	interest rate shifts and its impact on our financial condition and results of operation;
•	the expenses that we incur to operate as a public company;
•	the institution and outcome of litigation and other legal proceedings against us or to which we become subject;
•	changes in accounting standards;
•	the impact of recent and future legislative and regulatory changes;
•	governmental monetary and fiscal policies;
•	changes in the scope and cost of Federal Deposit Insurance Corporation, or FDIC, insurance and other coverage; and
•	future equity issuances under our Amended and Restated 2017 Omnibus Equity Incentive Plan and future sales of our common stock by us or our executive officers or directors.

The foregoing factors should not be construed as exhaustive and should be read in conjunction with the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K filed March 19, 2019 with the SEC and our Quarterly Reports on Form 10-Q filed May 9, 2019 and August 6, 2019 with the SEC. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from our forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible for us to predict their occurrence or how they will affect the Company.

GAAP RECONCILIATION AND USE OF NON-GAAP FINANCIAL MEASURES

Some of the financial data included in this earnings release and our selected historical consolidated financial information are not measures of financial performance recognized by GAAP. Our management uses these non-GAAP financial measures in its analysis of our performance:

•	"Common equity" is defined as total shareholders' equity at end of period less the liquidation preference value of the preferred stock;
•	"Tangible common equity" is common equity less goodwill and other intangible assets;
•	"Total tangible assets" is defined as total assets less goodwill and other intangible assets;
•	"Other intangible assets" is defined as the sum of core deposit intangible assets and SBA servicing rights;
•

"Tangible book value per share" is defined as tangible common equity divided by total common shares outstanding. This measure is important to investors interested in changes from period-to-period in book value per share exclusive of changes in intangible assets;

•

"Tangible common equity ratio" is defined as the ratio of tangible common equity divided by total tangible assets. We believe that this measure is important to many investors in the marketplace who are interested in relative changes from period-to period in common equity and total assets, each exclusive of changes in intangible assets;

•	"Core Return on Average Tangible Common Equity" is defined as annualized core net income available to common shareholders divided by average tangible common equity;
•

"Core Efficiency Ratio" is defined as noninterest expense divided by our operating revenue, which is equal to net interest income plus noninterest income with all adjusted to certain one-time expenses;

•	"Core Diluted Earnings Per Share" is defined as reported earnings per share adjusted for certain one-time expenses;
•	"Core NonInterest Income" is defined as noninterest income adjusted for certain one-time items;
•	"Core NonInterest Expense" is defined as noninterest expense adjusted for certain one-time items;
•	"Core Compensation Expense" is defined as compensation expense adjusted for certain one-time items;
•	"Core Net Income" is defined as "Net Income Available to Common Shareholders" adjusted for certain one-time items;
•	"Pre-tax core net income" is defined as pre-tax net income adjusted for certain one-time noninterest income and noninterest expense items; and
•	"Pre-tax pre-provision core profit" is defined as pre-tax core net income and provision for loan losses.

We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that our non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies use.

Financial Summary and Key Metrics

(Unaudited)

(In Thousands, Except Share Data and %)

	2019			2018
	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Statement of Income Data
Total interest income	$46,531	$47,453	$47,523	$46,046	$43,717
Total interest expense	18,269	20,088	20,103	19,125	17,155
Net interest income	28,262	27,365	27,420	26,921	26,562
Provision for loan losses	1,000	7,031	5,055	975	136
Total noninterest income	4,793	4,923	3,486	(384)	3,442
Total noninterest expense	18,614	19,370	22,616	21,689	18,251
Net income before income taxes	13,441	5,887	3,235	3,873	11,617
Income tax expense	2,117	706	334	122	1,068
Net income available to common shareholders (a)	$11,324	$5,173	$2,901	$3,743	$10,549
Pre-tax pre-provision profit	$14,441	$12,918	$8,290	$4,848	$11,753
Net interest income (tax-equivalent basis)	$28,809	$27,921	$27,955	$27,516	$27,263
Core net income* (a)	$10,926	$5,173	$6,103	$9,178	$10,549
Per Common Share
Diluted net income	$0.75	$0.34	$0.19	$0.25	$0.70
Core diluted net income *	0.72	0.34	0.41	0.61	0.70
Book value	27.89	26.90	26.31	25.64	24.51
Tangible book value*	26.61	25.61	25.00	24.32	23.18
Weighted average number of shares-diluted	14,991,363	14,894,140	14,804,830	14,821,540	14,903,751
Period-end number of shares	14,636,484	14,628,287	14,574,339	14,538,085	14,525,351
Selected Balance Sheet Data
Cash and due from banks	$178,747	$150,721	$300,113	$280,212	$144,660
Securities available-for-sale, at fair value	612,371	715,132	799,301	1,030,668	1,115,187
Securities held to maturity	-	118,963	118,831	121,617	204,587
Loans held for sale, at fair value	56,570	27,093	21,730	11,103	14,563
Loans held for investment	2,796,233	2,880,433	2,807,377	2,665,399	2,550,121
Allowance for loan losses	(26,474)	(27,443)	(27,857)	(23,451)	(22,479)
Other real estate owned, net	-	-	-	-	1,853
Total assets	3,818,324	4,071,971	4,238,436	4,249,439	4,167,813
Retail and other deposits	1,756,558	1,530,722	1,532,984	1,538,441	1,534,014
Local Government deposits	349,535	480,206	628,985	782,889	833,052
Brokered deposits	589,482	699,195	718,683	797,795	887,112
Reciprocal deposits	366,375	436,522	435,191	312,682	117,372
Total deposits	3,061,950	3,146,645	3,315,843	3,431,807	3,371,550
Borrowings	278,827	455,282	475,238	427,193	430,149
Total shareholders' equity	408,168	393,516	383,421	372,740	356,074
Total equity	408,261	393,609	383,514	372,833	356,177
Selected Ratios
Return on average:
Assets	1.12%	0.51%	0.28%	0.35%	1.01%
Shareholders' equity	11.3%	5.3%	3.1%	4.1%	11.9%
Tangible common equity*	11.8%	5.6%	3.3%	4.3%	12.6%
Average shareholders' equity to average assets	10.0%	9.5%	8.9%	8.6%	8.5%
Net interest margin (NIM) (tax-equivalent basis)	2.98%	2.84%	2.80%	2.69%	2.70%
Efficiency ratio (GAAP)	56.3%	60.0%	73.2%	81.7%	60.8%
Core efficiency ratio (tax-equivalent basis)*	58.1%	60.0%	59.8%	60.4%	60.8%
Loans held for investment to deposit ratio	91.3%	91.5%	84.7%	77.7%	75.6%
Total loans to deposit ratio	93.2%	92.4%	85.3%	78.0%	76.1%
Yield on interest-earning assets	4.87%	4.89%	4.82%	4.56%	4.40%
Cost of interest-bearing liabilities	2.26%	2.41%	2.34%	2.16%	1.97%
Cost of total deposits	1.91%	2.07%	2.06%	1.88%	1.68%
Credit Quality Ratios
Allowance for loan losses as a percentage of loans held for investment	0.95%	0.95%	0.99%	0.88%	0.88%
Net charge-offs (recoveries) as a percentage of average loans held for investment(b)	0.27%	1.04%	0.00%	0.00%	0.00%
Nonperforming loans held for investment as a percentage of total loans held for investments	0.11%	0.16%	0.42%	0.21%	0.16%
Nonperforming assets as a percentage of total assets	0.08%	0.12%	0.28%	0.13%	0.14%
Preliminary capital ratios (Consolidated)
Shareholders' equity to assets	10.7%	9.7%	9.0%	8.8%	8.5%
Tangible common equity to tangible assets*	10.2%	9.2%	8.6%	8.4%	8.1%
Tier 1 capital (to average assets)	9.8%	9.2%	8.8%	8.8%	8.7%
Tier 1 capital (to risk-weighted assets)	12.0%	11.2%	11.3%	12.2%	12.2%
Total capital (to risk-weighted assets)	14.7%	13.7%	14.0%	12.4%	15.0%
Common Equity Tier 1 (to risk-weighted assets) (CET1)	12.0%	11.2%	11.3%	12.2%	12.2%

*These measures are considered non-GAAP financial measures. See "GAAP Reconciliation and Use of Non-GAAP Financial Measures" and the corresponding financial tables below for reconciliations of these Non-GAAP measures.

(a) - Includes a dividend declared and paid by the Company's REIT subsidiary to minority interest preferred shareholders in the second and fourth quarters.

(b) - annualized

Consolidated Statements of Income

(Unaudited)

(In Thousands, Except Share Data and %)

						Q3 2019	Q3 2019
						vs.	vs.
	2019			2018		Q2 2019 Percent	Q3 2018 Percent
	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Variance	Variance
Interest income:
Loans, including fees	$40,118	$40,202	$38,338	$36,314	$34,435	(0.2)%	16.5%
Securities
Taxable	3,815	4,614	6,394	7,058	6,460	(17.3)%	(40.9)%
Tax-exempt	1,471	1,410	1,470	1,615	1,926	4.3%	(23.6)%
Dividends on restricted equity securities	291	348	332	334	313	(16.4)%	(7.0)%
Federal funds sold and other	836	879	989	725	583	(4.9)%	43.4%
Total interest income	46,531	47,453	47,523	46,046	43,717	(1.9)%	6.4%
Interest expense:
Deposits	15,020	16,679	16,990	15,941	14,137	(9.9)%	6.2%
Federal funds purchased and repurchase agreements	49	90	72	123	69	(45.6)%	(29.0)%
Federal Home Loan Bank advances and other	2,118	2,237	1,959	1,979	1,867	(5.3)%	13.4%
Subordinated notes	1,082	1,082	1,082	1,082	1,082	0.0%	0.0%
Total interest expense	18,269	20,088	20,103	19,125	17,155	(9.1)%	6.5%
Net interest income	28,262	27,365	27,420	26,921	26,562	3.3%	6.4%
Provision for loan losses	1,000	7,031	5,055	975	136	(85.8)%	635.3%
Net interest income after provision	27,262	20,334	22,365	25,946	26,426	34.1%	3.2%
Noninterest income:
Service charges on deposit accounts	83	77	74	66	58	7.8%	43.1%
Other service charges and fees	1,069	903	757	830	747	18.4%	43.1%
Mortgage banking revenue	2,702	2,473	1,672	1,630	1,483	9.3%	82.2%
Wealth management	767	673	627	741	705	14.0%	8.8%
Gain (loss) on sales and calls of securities	1,493	367	149	(4,160)	(1)	306.8%	NM %
Net (loss) gain on sale of loans	(1,758)	3	(217)	5	7	NM %	NM %
Net gain on foreclosed assets	2	3	4	107	3	(33.3)%	(33.3)%
Other income	435	424	420	397	440	2.6%	(1.1)%
Total noninterest income	4,793	4,923	3,486	(384)	3,442	(2.6)%	39.3%
Total revenue	33,055	32,288	30,906	26,537	30,004	2.4%	10.2%
Noninterest expenses:
Salaries and employee benefits	11,632	11,365	14,743	13,657	10,723	2.3%	8.5%
Occupancy and equipment expense	3,360	3,283	3,113	3,216	2,933	2.3%	14.6%
FDIC assessment expense	(357)	660	990	990	1,020	(154.1)%	(135.0)%
Marketing expense	315	301	319	236	306	4.7%	2.9%
Professional fees	1,118	1,073	923	1,107	1,023	4.2%	9.3%
Other expense	2,546	2,688	2,528	2,483	2,246	(5.3)%	13.4%
Total noninterest expense	18,614	19,370	22,616	21,689	18,251	(3.9)%	2.0%
Net income before income taxes	13,441	5,887	3,235	3,873	11,617	128.3%	15.7%
Income tax expense	2,117	706	334	122	1,068	199.9%	98.2%
Net income	$11,324	$5,181	$2,901	$3,751	$10,549	118.6%	7.3%
Earnings attributable to noncontrolling interest	-	(8)	-	(8)	-	0.0%	0.0%
Net income available to common shareholders (a)	$11,324	$5,173	$2,901	$3,743	$10,549	118.9%	7.3%

Weighted average common shares outstanding:
Basic	14,530,586	14,482,344	14,393,083	14,354,399	14,324,299
Fully diluted	14,991,363	14,894,140	14,804,830	14,821,540	14,903,751
Earnings per share
Basic	$0.77	$0.35	$0.20	$0.26	$0.73
Fully diluted	$0.75	$0.34	$0.19	$0.25	$0.70
Dividend per share	$0.04	$0.04	$0.04	$-	$-

(a) Includes a dividend declared and paid by the Company's REIT subsidiary to minority interest preferred shareholders in the second and fourth quarters.

Consolidated Balance Sheets

(Unaudited)

(In Thousands, Except %)

						Q3 2019	Q3 2019
						vs.	vs.
	2019			2018		Q2 2019	Q3 2018
						Annualized	Percent
	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Variance	Variance
ASSETS
Cash and due from banks	$178,747	$150,721	$300,113	$280,212	$144,660	73.8%	23.6%
Certificates of deposit at other financial	3,590	3,840	3,595	3,594	3,104	(25.8)%	15.7%
institutions
Securities available for sale, fair value	612,371	715,132	799,301	1,030,668	1,115,187	(57.0)%	(45.1)%
Securities held to maturity	-	118,963	118,831	121,617	204,587	NM %	(100.0)%
Loans held for sale, at fair value	56,570	27,093	21,730	11,103	14,563	431.6%	288.5%
Loans held for investment	2,796,233	2,880,433	2,807,377	2,665,399	2,550,121	(11.6)%	9.7%
Allowance for loan losses	(26,474)	(27,443)	(27,857)	(23,451)	(22,479)	(14.0)%	17.8%
Net loans	2,769,759	2,852,990	2,779,520	2,641,948	2,527,642	(11.6)%	9.6%

Restricted equity securities, at cost	24,764	24,524	22,510	21,538	21,500	3.9%	15.2%
Premises and equipment, net	12,449	12,948	12,682	12,371	11,852	(15.3)%	5.0%
Accrued interest receivable	12,077	14,281	14,232	13,337	14,391	(61.2)%	(16.1)%
Bank owned life insurance	56,366	55,989	55,614	55,239	54,859	2.7%	2.7%
Deferred tax asset, net	10,297	10,451	12,208	13,189	17,366	(5.8)%	(40.7)%
Foreclosed assets	-	-	-	-	1,853	0.0%	(100.0)%
Servicing rights, net	3,128	3,299	3,366	3,403	3,465	(20.6)%	(9.7)%
Goodwill	18,176	18,176	18,176	18,176	18,176	0.0%	0.0%
Core deposit intangible asset	556	675	807	952	1,109	(69.9)%	(49.9)%
Other assets	59,474	62,889	75,751	22,092	13,499	(21.5)%	340.6%
Total assets	$3,818,324	$4,071,971	$4,238,436	$4,249,439	$4,167,813	(24.7)%	(8.4)%
LIABILITIES AND EQUITY
Liabilities:
Demand deposits
Noninterest-bearing	$346,441	$334,802	$304,937	$290,580	$321,108	13.8%	7.9%
Interest-bearing	2,715,509	2,811,843	3,010,906	3,141,227	3,050,442	(13.6)%	(11.0)%
Total deposits	3,061,950	3,146,645	3,315,843	3,431,807	3,371,550	(10.7)%	(9.2)%
Federal Home Loan Bank advances	220,000	396,500	416,500	368,500	371,500	(176.6)%	(40.8)%
Subordinated notes, net	58,827	58,782	58,738	58,693	58,649	0.3%	0.3%
Accrued interest payable	3,932	4,312	5,041	4,700	4,726	(35.0)%	(16.8)%
Other liabilities	65,354	72,123	58,800	12,906	5,211	(37.2)%	NM %
Total liabilities	3,410,063	3,678,362	3,854,922	3,876,606	3,811,636	(28.9)%	(10.5)%
Shareholders' equity:
Common stock	269,842	268,505	266,758	264,905	261,623	2.0%	3.1%
Retained earnings	138,579	127,840	123,250	123,176	119,433	33.3%	16.0%
Accumulated other comprehensive gain/(loss), net	(253)	(2,829)	(6,587)	(15,341)	(24,982)	(361.3)%	(99.0)%
Total shareholders' equity	408,168	393,516	383,421	372,740	356,074	14.8%	14.6%
Noncontrolling interest in consolidated
subsidiary	93	93	93	93	103	0.0%	(9.7)%
Total equity	408,261	393,609	383,514	372,833	356,177	14.8%	14.6%
Total liabilities and shareholders' equity	$3,818,324	$4,071,971	$4,238,436	$4,249,439	$4,167,813	(24.7)%	(8.4)%

Average Balance, Average Yield Earned and Average Rate Paid (7)

For the Periods Ended

(Unaudited)

(In Thousands, Except %)

	Three Months Ended			Three Months Ended
	September 30, 2019			June 30, 2019
		Interest	Average		Interest	Average
	Average	income/	yield/	Average	income/	yield/
	balances	expense	rate	balances	expense	rate
Interest-earning assets:
Loans(1)(6)	$2,848,888	$39,926	5.56%	$2,858,713	$40,003	5.61%
Loans held for sale	22,048	217	3.90%	24,118	256	4.26%
Securities:
Taxable	570,891	3,815	2.65%	673,386	4,614	2.75%
Tax-Exempt	209,442	1,991	3.77%	208,417	1,909	3.67%
Restricted equity securities	24,676	292	4.69%	24,331	348	5.74%
Total Securities	805,009	6,098	3.01%	906,134	6,871	3.04%
Certificates of deposit at other financial institutions	3,628	22	2.41%	3,759	22	2.35%
Fed funds sold and other (2)	158,618	814	2.04%	147,542	857	2.33%
Total interest earning assets	3,838,191	47,077	4.87%	3,940,266	48,009	4.89%
Noninterest Earning Assets:
Allowance for loan losses	(27,364)			(28,007)
Other assets	188,520			192,843
Total noninterest earning assets	161,156			164,836
Total assets	$3,999,347			$4,105,102
Interest-bearing liabilities:
Interest bearing deposits:
Interest Checking	$712,992	$3,536	1.97%	$816,429	$4,357	2.14%
Money market	1,112,573	5,815	2.07%	1,026,200	6,103	2.39%
Savings deposits	38,952	27	0.28%	38,882	27	0.28%
Time deposits	928,571	5,642	2.41%	1,036,904	6,192	2.40%
Total interest bearing deposits	2,793,088	15,020	2.13%	2,918,415	16,679	2.29%
Other interest-bearing liabilities:
FHLB advances and other (8)	343,419	2,117	2.45%	349,615	2,237	2.57%
Federal funds purchased and other (3)	7,170	49	2.71%	13,249	90	2.72%
Subordinated notes	58,798	1,082	7.30%	58,754	1,082	7.39%
Total other interest-bearing liabilities	409,387	3,248	3.15%	421,618	3,409	3.24%
Total Interest-bearing liabilities	$3,202,475	$18,268	2.26%	$3,340,033	$20,088	2.41%
Noninterest bearing liabilities:
Demand deposits	329,620			313,104
Other liabilities	68,156			63,505
Total noninterest-bearing liabilities	397,776			376,609
Total liabilities	3,600,251			3,716,642
Equity	399,096			388,460
Total liabilities and equity	$3,999,347			$4,105,102
Net interest income		$28,809			$27,921
Interest rate spread (4)			2.61%			2.48%
Net interest margin (5)			2.98%			2.84%
Cost of total deposits			1.91%			2.07%
Average interest-earning assets to average			119.85%			117.97%
interest-bearing liabilities
Tax equivalent adjustment		$546			$556
Loan yield components:
Contractual interest rate on loans held for investment (1)		$37,908	5.28%		$37,925	5.32%
Origination and other loan fee income		1,895	0.26%		1,904	0.27%
Accretion on purchased loans		123	0.02%		174	0.02%
Nonaccrual interest collections		-	-%		-	-%
Total loan yield		$39,926	5.56%		$40,003	5.61%

(1) Loan balances are net of deferred origination fees and costs. Nonaccrual loans are included in total loan balances.

(2) Includes federal funds sold and capital stock in the Federal Reserve Bank and Federal Home Loan Bank, and interest-bearing deposits at the Federal Reserve Bank and the Federal Home Loan Bank.

(3) Includes repurchase agreements.

(4) Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.

(5) Represents net interest income (annualized) divided by total average earning assets.

(6) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax-exempt interest income on tax exempt loans and investment securities to a fully taxable basis.

(7) Average balances are average daily balances.

(8) Includes finance lease.

Average Balance, Average Yield Earned and Average Rate Paid (7)

For the Quarters Ended

(Unaudited)

(In Thousands, Except %)

	Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2019			December 31, 2018			September 30, 2018
	Average	Interest	Average	Average	Interest	Average	Average	Interest	Average
	balances	income/expense	yield/rate	balances	income/expense	yield/rate	balances	income/expense	yield/rate

Interest-earning assets:
Loans held for investment(1)(6)	$2,764,675	$38,238	5.61%	$2,617,649	$36,234	5.49%	$2,517,545	$34,337	5.41%
Loans held for sale	9,438	115	4.94%	9,129	104	4.52%	11,059	120	4.30%
Securities:
Taxable	919,549	6,394	2.82%	1,082,429	7,058	2.59%	1,111,376	6,460	2.31%
Tax-Exempt	181,699	1,990	4.44%	193,004	2,186	4.49%	229,579	2,605	4.50%
Restricted equity securities	22,082	332	6.1%	21,518	334	6.16%	20,775	311	5.94%
Total Securities	1,123,330	8,716	3.15%	1,296,951	9,578	2.93%	1,361,730	9,376	2.73%
Certificates of deposit at other financial institutions	3,592	20	2.26%	3,123	16	2.03%	3,113	16	2.04%
Fed funds sold and other (2)	143,196	969	2.74%	127,769	709	2.2%	108,164	569	2.09%
Total interest earning assets	4,044,231	48,058	4.82%	4,054,621	46,641	4.56%	4,001,611	44,418	4.40%
Noninterest Earning Assets:
Provision for loan losses	(24,054)			(22,667)			(22,588)
Other assets	200,078			151,749			153,478
Total noninterest earning assets	176,024			129,082			130,890
Total assets	$4,220,255			$4,183,703			$4,132,501
Interest-bearing liabilities:
Interest bearing deposits:
Interest Checking	$857,096	$4,420	2.09%	$751,873	$3,564	1.88%	$790,733	$3,406	1.71%
Money market	992,842	5,979	2.44%	822,850	4499	2.17%	736,157	3489	1.88%
Savings deposits	40,609	28	0.28%	44,336	32	0.29%	46,589	34	0.29%
Time deposits	1,165,666	6,563	2.28%	1,442,783	7,846	2.16%	1,466,903	7,208	1.95%
Total interest bearing deposits	3,056,213	16,990	2.25%	3,061,842	15,941	2.07%	3,040,382	14,137	1.84%
Other interest-bearing liabilities:
FHLB advances	364,711	1,959	2.18%	365,696	1,979	2.15%	351,228	1,867	2.11%
Federal funds purchased and other (3)	10,594	72	2.76%	19,626	123	2.49%	12,805	69	2.14%
Subordinated notes	58,709	1,082	7.47%	58,664	1,082	7.32%	58,622	1,082	7.32%
Total other interest-bearing liabilities	434,014	3,113	2.91%	443,986	3,184	2.85%	422,655	3,018	2.83%
Total Interest-bearing liabilities	$3,490,227	$20,103	2.34%	$3,505,828	$19,125	2.16%	$3,463,037	$17,155	1.97%
Noninterest bearing liabilities:
Demand deposits	291,176			303,192			305,432
Other liabilities	61,736			13,974			12,739
Total noninterest-bearing liabilities	352,912			317,166			318,171
Total liabilities	3,843,139			3,822,994			3,781,208
Equity	377,116			360,709			351,293
Total liabilities and equity	$4,220,255			$4,183,703			$4,132,501
Net interest income		$27,955			$27,516			$27,263
Interest rate spread (4)			2.48%			2.40%			2.43%
Net interest margin (5)			2.80%			2.69%			2.70%
Cost of total deposits			2.06%			1.88%			1.68%
Average interest-earning assets to average			115.87%			115.65%			115.55%
interest-bearing liabilities
Tax equivalent adjustment		$535			$595			$701
Loan yield components:
Contractual interest rate on loans held for investment (1)		$36,465	5.34%		$34,324	5.20%		$32,292	5.06%
Origination and other loan fee income		1,600	0.24%		1,647	0.25%		1,434	0.24%
Accretion on purchased loans		173	0.03%		249	0.03%		510	0.08%
Nonaccrual interest collections		-	-%		44	0.01%		221	0.03%
Total loan yield		$38,238	5.61%		$36,264	5.49%		$34,457	5.41%

(1) Loan balances are net of deferred origination fees and costs. Nonaccrual loans are included in total loan balances.

(2) Includes federal funds sold, capital stock in the Federal Reserve Bank and Federal Home Loan Bank, and interest-bearing deposits at the Federal Reserve Bank and the Federal Reserve Bank and the Federal Home Loan Bank.

(3) Includes repurchase agreements.

(4) Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.

(5) Represents net interest income (annualized) divided by total average earning assets.

(6) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax-exempt interest income on tax exempt loans and investment securities to a fully taxable basis.

(7) Average balances are average daily balances.

(8) Includes finance lease.

Loan Portfolio and Asset Quality

For the Quarters Ended

(Unaudited)

(In Thousands, Except %)

	2019						2018
	September 30,	% of	June 30,	% of	March 31,	% of	December 31,	% of	September 30,	% of
	2019	Total	2019	Total	2019	Total	2018	Total	2018	Total
Loan portfolio
Commercial and industrial	$576,018	20.60%	$666,025	23.12%	$635,673	22.64%	$591,479	22.19%	$521,396	20.45%
Construction and land development	596,459	21.33%	582,715	20.23%	579,584	20.65%	583,022	21.87%	586,324	22.99%
Commercial real estate:						0.00%
Nonfarm, nonresidential	911,205	32.59%	893,085	31.01%	851,102	30.32%	752,806	28.24%	730,586	28.65%
Other	32,466	1.16%	37,789	1.31%	40,597	1.45%	47,965	1.80%	45,954	1.80%
Residential real estate:
Closed-end 1-to-4 family	477,789	17.09%	497,838	17.28%	498,511	17.76%	494,366	18.55%	478,418	18.76%
Other	196,322	7.02%	198,016	6.87%	197,446	7.03%	190,173	7.13%	181,890	7.13%
Consumer and other	5,974	0.21%	4,965	0.17%	4,464	0.16%	5,588	0.21%	5,553	0.22%
Total loans held for investment	$2,796,233	100.00%	$2,880,433	100.00%	$2,807,377	100.00%	$2,665,399	100.00%	$2,550,121	100.00%
Allowance for loan losses roll forward summary
Allowance for loan losses at the beginning of the period	$27,443		$27,857		$23,451		$22,479		$22,341
Charge-offs	(2,021)		(7,592)		(653)		(5)		(5)
Recoveries	52		147		4		2		7
Provision for Loan losses	1,000		7,031		5,055		975		136
Allowance for loan losses at the end of the period	$26,474		$27,443		$27,857		$23,451		$22,479
Allowance for loan losses as a percentage of total loans held for investment	0.95%		0.95%		0.99%		0.88%		0.88%
Charge-offs
Commercial and industrial	$(1,935)		$(7,563)		$(568)		$-		$-
Residential real estate	-		-		(15)		-		-
Construction and land development	(59)		-		-		-		-
Consumer and other	(27)		(29)		(70)		(5)		(5)
Total Charge-offs	(2,021)		(7,592)		(653)		(5)		(5)
Recoveries
Commercial and industrial	30		70		-		-		-
Residential real estate	-		16		2		1		5
Consumer and other	22		61		2		1		2
Total Recoveries	52		147		4		2		7
Net (charge-offs) recoveries	$(1,969)		$(7,445)		$(649)		$(3)		$2
Net charge-offs (recoveries) as a percentage of average total loans(b)	0.27%		1.04%		0.00%		0.00%		0.00%
Loans classified as substandard or worse	$49,424		$28,151		$35,728		$38,711		$17,004
Nonperforming assets(a)
Past due 90 days or more and accruing interest	$732		$676		$180		$208		$565
Nonaccrual	2,375		4,030		11,724		5,488		3,407
Total nonperforming loans held for investment	$3,107		$4,706		$11,904		$5,696		$3,972
Foreclosed assets	-		-		-		-		1,853
Total nonperforming assets	$3,107		$4,706		$11,904		$5,696		$5,825
Total nonperforming loans as a percentage of loans held for investment	0.11%		0.16%		0.42%		0.21%		0.16%
Total nonperforming assets as a percentage of total assets	0.08%		0.12%		0.28%		0.13%		0.14%
Total accruing loans over 90 days delinquent as a percentage of total assets	0.02%		0.02%		0.00%		0.00%		0.01%
Loans restructured as troubled debt restructurings	$313		$316		$319		$167		$883
Troubled debt restructurings as a percentage of loans held for investment	0.01%		0.01%		0.01%		0.01%		0.03%

(a) Nonperforming assets excludes purchase credit impaired loans

(b) Annualized

Preliminary Capital Ratios

(Unaudited)

(In Thousands, Except %)

Computation of Tangible Common Equity to Tangible Assets:	September 30, 2019	December 31, 2018
Total Shareholders' Equity	$408,168	$372,740
Less:
Goodwill	18,176	18,176
Other intangibles	587	991
Tangible Common Equity	$389,405	$353,573

Total Assets	$3,818,324	$4,249,439
Less:
Goodwill	18,176	18,176
Other intangibles	587	991
Tangible Assets	$3,799,561	$4,230,272

Preliminary Total Risk-Weighted Assets	$3,230,842	$3,011,345

Total Common Equity to Total Assets	10.7%	8.8%
Tangible Common Equity to Tangible Assets	10.2%	8.4%

	September 30, 2019	December 31, 2018
Preliminary Regulatory Capital:
Common Equity Tier 1 Capital	$387,909	$367,096
Tier 1 Capital	387,909	367,096
Total Capital	473,294	449,325

Preliminary Regulatory Capital Ratios:
Common Equity Tier 1	12.0%	12.2%
Tier 1 Risk-Based	12.0%	12.2%
Total Risk-Based	14.7%	12.4%
Tier 1 Leverage	9.8%	8.8%

Non-GAAP Reconciliation

For the Years and Quarters Ended

(Unaudited)

(In Thousands, Except Share Data and %)

	2019			2018
Core net income	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter

Pre-tax net income	$13,441	$5,887	$3,235	$3,873	$11,617
Non-core items:
Noninterest income
(Gain) / loss on sales of securities	(1,493)	-	-	4,160	-
Loss on sales of loans	1,765	-	-	-	-
Noninterest expenses
FDIC assessment credit	(757)	-	-	-	-
Post-employment and retirement expense	-	-	4,143	3,151	-
Pre-tax core net income	$12,956	$5,887	$7,378	$11,184	$11,617
Pre-tax pre-provision core profit	$13,956	$12,918	$12,433	$12,159	$11,753

Pre-tax core net income	$12,956	$5,887	$7,378	$11,184	$11,617
Core income tax expense	2,030	706	1,275	1,998	1,068
Core net income	$10,926	$5,181	$6,103	$9,186	$10,549
Less: earnings attributable to noncontrolling interest	-	8	-	8	-
Core net income available to common shareholders	10,926	5,173	6,103	9,178	10,549
Less: earnings allocated to participating securities	74	42	71	100	190
Core net income allocated to common shareholders	10,852	5,131	6,032	9,078	10,359
Weighted average common shares outstanding fully diluted	14,991,363	14,894,140	14,804,830	14,821,540	14,903,751

Core diluted earnings per share
Diluted earnings per share	$0.75	$0.34	$0.19	$0.25	$0.70
Non-core items:
Noninterest income
(Gain) / loss on sales of securities	(0.10)	-	-	0.28	-
Loss on sales of loans	0.12	-	-	-	-
Noninterest expenses
FDIC assessment credit	(0.04)	-	-	-	-
Accrual for post-employment benefits	-	-	0.28	0.21	-
Tax effect	(0.01)	-	(0.06)	(0.13)	-
Core diluted earnings per share	$0.72	$0.34	$0.41	$0.61	$0.70

Non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items. Excludes 3Q’19 FDIC nonrecurring assessment credit, gain on sales of securities and loss on sales of loans. Excludes 1Q’19 compensation-related, nonrecurring expenses and 4Q'18 compensation-related, nonrecurring expenses and securities losses.

See "GAAP reconciliation and use of non-GAAP financial measures" and the reconciliation tables above for a discussion and reconciliation of non-GAAP financial measures.

Non-GAAP Reconciliation

For the Quarters Ended

(Unaudited)

(In Thousands, Except Share Data and %)

	2019			2018
Core efficiency ratio	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Total noninterest expense	$18,614	$19,370	$22,616	$21,689	$18,251
Plus FDIC assessment credit	757	-	-	-	-
Less post-employment and retirement expense	-	-	(4,143)	(3,151)	-
Core noninterest expense	$19,371	$19,370	$18,473	$18,538	$18,251
Net interest income	$28,262	$27,365	$27,420	$26,921	$26,562
Total noninterest income	4,793	4,923	3,486	(384)	3,442
(Gain) / loss on sales of securities	(1,493)	-	-	4,160	-
Loss on sales of loans	1,765	-	-	-	-
Core noninterest income	$5,065	$4,923	$3,486	$3,776	$3,442
Core revenue	$33,327	$32,288	$30,906	$30,697	$30,004
Efficiency ratio (GAAP)(1)	56.3%	60.0%	73.2%	81.7%	60.8%
Core efficiency ratio	58.1%	60.0%	59.8%	60.4%	60.8%

(1) Efficiency ratio (GAAP) is calculated by dividing reported noninterest expense by reported total core revenue

	2019			2018
Tangible assets and equity	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Tangible Assets
Total assets	$3,818,324	$4,071,971	$4,238,436	$4,249,439	$4,167,813
Less goodwill	18,176	18,176	18,176	18,176	18,176
Less intangibles, net	587	709	844	991	1,151
Tangible assets	$3,799,561	$4,053,086	$4,219,416	$4,230,272	$4,148,486
Tangible Common Equity
Total shareholders' equity	$408,168	$393,516	$383,421	$372,740	$356,074
Less goodwill	18,176	18,176	18,176	18,176	18,176
Less intangibles, net	587	709	844	991	1,151
Tangible common equity	$389,405	$374,631	$364,401	$353,573	$336,747
Common shares outstanding	14,636,484	14,628,287	14,574,339	14,538,085	14,525,351
Book value per common share	$27.89	$26.90	$26.31	$25.64	$24.51
Tangible book value per common share	$26.61	$25.61	$25.00	$24.32	$23.18
Total shareholders' equity to total assets	10.7%	9.7%	9.0%	8.8%	8.5%
Tangible common equity to tangible assets	10.2%	9.2%	8.6%	8.4%	8.1%

Non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items. Excludes 3Q’19 FDIC nonrecurring assessment credit, gain on sales of securities and loss on sales of loans. Excludes 1Q’19 compensation-related, nonrecurring expenses and 4Q'18 compensation-related, nonrecurring expenses and securities losses.

See "GAAP reconciliation and use of non-GAAP financial measures" and the reconciliation tables above for a discussion and reconciliation of non-GAAP financial measures.

Non-GAAP Reconciliation

For the Quarters Ended

(Unaudited)

(In Thousands, Except Share Data and %)

	2019			2018
Return on average tangible common equity	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Total average shareholders' equity	$399,096	$388,460	$377,116	$360,709	$351,293
Less average goodwill	18,176	18,176	18,176	18,176	18,176
Less intangibles, net	587	709	844	991	1,151
Average tangible common equity	$380,333	$369,575	$358,096	$341,542	$331,966
Net income available to common shareholders (1)	$11,324	$5,173	$2,901	$3,743	$10,549
Return on average tangible common equity	11.8%	5.6%	3.3%	4.3%	12.6%

	2019			2018
Core return on average tangible common equity	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Pre-tax net income	$13,441	$5,887	$3,235	$3,873	$11,617
Adjustments:
Add non-core items	(485)	-	4,143	7,311	-
Less core income tax expense	2,030	706	1,275	1,998	1,068
Core net income (2)	$10,926	$5,181	$6,103	$9,178	$10,549
Core return on average tangible common equity	11.4%	5.6%	6.9%	10.7%	12.6%

	2019			2018
Core return on average assets and equity	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Net income	$11,324	$5,173	$2,901	$3,743	$10,549
Average assets	3,999,347	4,105,102	4,220,255	4,183,703	4,132,501
Average equity	399,096	388,460	377,116	360,709	351,293
Return on average assets	1.12%	0.51%	0.28%	0.35%	1.01%
Return on average equity	11.3%	5.3%	3.1%	4.1%	11.9%
Core net income (2)	$10,926	$5,181	$6,103	$9,178	$10,549
Core return on average assets	1.08%	0.51%	0.59%	0.87%	1.01%
Core return on average equity	10.9%	5.3%	6.6%	10.1%	11.9%

	2019			2018
Core total revenue	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Net interest income	$28,262	$27,365	$27,420	$26,921	$26,562
Noninterest income	4,793	4,923	3,486	(384)	3,442
Adjustments
(Gain) / loss on sales of securities	(1,493)	-	-	4,160	-
Loss on sales of loans	1,765	-	-	-	-
Core total revenue	$33,327	$32,288	$30,906	$30,697	$30,004

Annualized net income available to common shareholders (1)	$44,927	$20,749	$11,765
Annualized core net income (2)	$43,349	$20,781	$24,752

(1) Annualized net income available to common shareholders utilized in calculating year-to-date return on average tangible common equity.

(2) Annualized core net income utilized in calculating core return on average tangible common equity and core return on average assets and average equity.

Non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items. Excludes 3Q’19 FDIC nonrecurring assessment credit, gain on sales of securities and loss on sales of loans. Excludes 1Q’19 compensation-related, nonrecurring expenses and 4Q'18 compensation-related, non-reoccurring expenses and securities losses.

See "GAAP reconciliation and use of non-GAAP financial measures" and the reconciliation tables above for a discussion and reconciliation of non-GAAP financial measures.